TRANSPORTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 100.0%

REPURCHASE AGREEMENTS 0.5%

United Parcel Service, Inc. —

Collateralized by U.S. Treasury

Class B†

10,299 $

728,345

Obligations

Union Pacific Corp.

5,188

651,717

Lehman Brothers Holdings, Inc.

Burlington Northern Santa Fe

issued 12/31/07 at 1.00% due

Corp.

6,987

581,528

01/02/08

$

42,553 $

__________

42,553

FedEx Corp.†

5,870

523,428

Total Repurchase Agreements

Canadian National Railway Co.

10,350

485,726

(Cost $42,553)

__________

42,553

CSX Corp.

10,960

482,021

SECURITIES LENDING COLLATERAL 22.5%

Norfolk Southern Corp.

9,332

470,706

Investment in Securities Lending Short

CH Robinson Worldwide, Inc.

6,208

335,977

Term

Expeditors International

Investment Portfolio Held

Washington, Inc.

7,009

313,162

by U.S. Bank

1,959,487

24,427

__________

1,959,487

Southwest Airlines Co.

298,009

J.B. Hunt Transport Services,

Total Securities Lending Collateral

Inc.

7,771

214,091

(Cost $1,959,487)

1,959,487

Hertz Global Holdings, Inc.*†

12,400

197,036

UAL Corp.*†

5,310

189,355

Total Investments 123.0%

Ryder System, Inc.

3,884

182,587

(Cost $8,558,358)

$

____________

10,718,517

Delta Air Lines, Inc.*

12,117

180,422

Liabilities in Excess of Other

Kansas City Southern*†

5,235

179,718

Assets – (23.0)%

$

(2,004,741)

Kirby Corp.*†

3,703

172,115

____________

Landstar System, Inc.†

3,860

162,699

Net Assets – 100.0%

$

____________

8,713,776

Alexander & Baldwin, Inc.†

3,088

159,526

*

Non-Income Producing Security.

Northwest Airlines Corp.*

10,946

158,826

†

All or a portion of this security is on loan at December 31,

AMR Corp.*

10,861

152,380

2007.

DryShips, Inc.†

1,920

148,608

ADR—American Depository Receipt.

SkyWest, Inc.

5,314

142,681

Con-way, Inc.

3,427

142,358

UTI Worldwide, Inc.

6,812

133,515

Continental Airlines, Inc. —

Class B*†

5,592

124,422

Werner Enterprises, Inc.†

7,013

119,431

Eagle Bulk Shipping, Inc.†

4,370

116,024

Genco Shipping & Trading

Ltd.†

2,090

114,448

Knight Transportation, Inc.†

7,509

111,208

Copa Holdings SA†

2,870

107,826

HUB Group, Inc. — Class A*

3,732

99,197

Genesee & Wyoming, Inc. —

Class A*

3,920

94,746

Avis Budget Group, Inc.*

7,206

93,678

JetBlue Airways Corp.*†

15,239

89,910

US Airways Group, Inc.*†

5,887

86,598

American Commercial Lines,

Inc.*†

5,310

86,234

YRC Worldwide, Inc.*†

5,045

__________

86,219

Total Common Stocks

(Cost $6,556,318)

__________

8,716,477

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